                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                          State or Country
                                          ----------------
                                          of Incorporation
                                          ----------------
Balo-I Industrial, Inc.                   Philippines
Glenn-Wolfe, Inc.                         Delaware
Mollanvick, Inc.                          Delaware
Newtech Pulp Inc.                         Philippines
Papcel-Kiew                               Ukraine
Papcel-Papier und Cellulose,              Germany
   Technologie und Handels-GmbH
Papeteries de Cascadec S.A.               France
Papierfabrik Schoeller & Hoesch           Germany
   Auslandsbeteiligungen GmbH
Papierfabrik Schoeller & Hoesch           Germany
   GmbH & Co. KG
PHG Tea Leaves, Inc.                      Delaware
PHG Verwaltungsgesellschaft mbH           Germany
S&H Verwaltungsgesellschaft mbH           Germany
Schoeller & Hoesch N.A., Inc.             Delaware
Schoeller & Hoesch S.A.R.L.               France
Spring Grove Water Company                Pennsylvania
The Glatfelter Pulp Wood Company          Maryland
Transwelt, Inc.                           Pennsylvania
Unicon-Papier-und Kunststoffhandels GmbH  Germany